UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

ENABLE MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-36413	72-1252419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Leadership Square

211 North Robinson Avenue

Suite 150

Oklahoma City, Oklahoma 73102

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (405) 525-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As reported by Enable Midstream Partners, LP (the “Partnership”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2016, the Partnership entered into a Purchase Agreement (the “Purchase Agreement”) on January 28, 2016 with CenterPoint Energy, Inc. (the “Purchaser”) to issue and sell in a private placement (the “Private Placement”) an aggregate of 14,520,000 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) for a cash purchase price of $25.00 per Series A Preferred Unit, resulting in total gross proceeds of $363,000,000. Pursuant to the terms of the Purchase Agreement, the Partnership issued and sold the Series A Preferred Units to the Purchaser on February 18, 2016. In connection with the closing of the Private Placement, the Partnership redeemed approximately $363 million of notes scheduled to mature in 2017 payable to a wholly-owned subsidiary of the Purchaser.

Registration Rights Agreement

On February 18, 2016, in connection with the closing of the Private Placement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser pursuant to which, among other things, the Partnership gave the Purchaser certain rights to require the Partnership to file and maintain a registration statement with respect to the resale of the Series A Preferred Units and any other series of preferred units or common units representing limited partner interests in the Partnership that are issuable upon conversion of the Series A Preferred Units (collectively, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Partnership has agreed to file up to five registration statements for the resale of the Registrable Securities as soon as practicable upon receipt of a written request from a record holder (“Holder”) of Registrable Securities. Moreover, the Partnership has agreed to use reasonable best efforts to cause each such registration statement to remain effective for at least six months from its initial effectiveness. The Registration Rights Agreement provides certain customary piggyback rights. In the Registration Rights Agreement, the Partnership has agreed to indemnify Holders that elect to dispose of their Registrable Securities in any registration under the Securities Act of 1933, as amended (the “Securities Act”), against certain liabilities including liabilities under the Securities Act.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”), which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement of the Series A Preferred Units pursuant to the Purchase Agreement has been undertaken in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 3.03.	Material Modification to Rights of Securities Holders.

On February 18, 2016, the Partnership issued the Series A Preferred Units pursuant to the Purchase Agreement, which Series A Preferred Units entitle their holders to certain rights that are senior to the rights of holders of common units, such as rights to certain distributions and rights upon liquidation of the Partnership. In addition, on February 18, 2016, the Partnership entered into the Registration Rights Agreement with the Purchaser relating to the registered resale of the Registrable Securities. The general effect of the issuance of the Series A Preferred Units and entry into the Registration Rights Agreement upon the rights of the holders of common units is more fully described in Items 1.01 and 5.03 of this Current Report, which descriptions are incorporated in this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Partnership Agreement

On February 18, 2016, in connection with the closing of the Private Placement and pursuant to the Purchase Agreement, Enable GP, LLC, the general partner of the Partnership (the “General Partner”), adopted the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to, among other things, authorize and establish the terms of the Series A Preferred Units and the other series of preferred units that are issuable upon conversion of the Series A Preferred Units.

Pursuant to the Amended Partnership Agreement, the Series A Preferred Units will rank senior to the Partnership’s common units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Series A Preferred Units have no stated maturity and are not subject to any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into its common units in connection with a change of control.

Holders of the Series A Preferred Units will receive, on a non-cumulative basis and if and when declared by the General Partner, a quarterly cash distribution, subject to certain adjustments, equal to an annual rate of 10% on the stated liquidation preference from the date of original issue to, but not including, the five year anniversary of the original issue date and an annual rate of LIBOR plus a spread of 850 bps on the stated liquidation preference thereafter.

At any time on or after five years after the original issue date, the Partnership may redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose, by paying $25.50 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. In addition, the Partnership (or a third-party with its prior written consent) may redeem the Series A Preferred Units following certain changes in the methodology employed by ratings agencies, changes of control or fundamental transactions as set forth in the Amended Partnership Agreement. If, upon a change of control or certain fundamental transactions, the Partnership (or a third-party with its prior written consent) does not exercise this option, then the holders of the Series A Preferred Units have the option to convert the Series A Preferred Units into a number of common units per Series A Preferred Unit as set forth in the Amended Partnership Agreement. The Series A Preferred Units are also required to be redeemed in certain circumstances if they are not eligible for trading on the New York Stock Exchange.

Holders of Series A Preferred Units will have no voting rights except for limited voting rights with respect to potential amendments to the Partnership Agreement that have a material adverse effect on the existing terms of the Series A Preferred Units, the issuance by the Partnership of certain securities, approval of certain fundamental transactions and as required by law.

Upon the transfer of any Series A Preferred Unit to a non-affiliate of the Purchaser, the Series A Preferred Units will automatically convert into a new series of preferred units (the “Series B Preferred Units”) on the later of the date of transfer and the second anniversary of the date of issue. The Series B Preferred Units will have the same terms as the Series A Preferred Units except that unpaid distributions on the Series B Preferred Units will accrue on a cumulative basis until paid.

The foregoing description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Third Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP, dated as of February 18, 2016.

4.1	—	Registration Rights Agreement, dated as of February 18, 2016, by and between Enable Midstream Partners, LP and CenterPoint Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENABLE MIDSTREAM PARTNERS, LP

	By:	Enable GP, LLC,
its General Partner

Date: February 19, 2016	By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary and Chief Ethics & Compliance Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Third Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP, dated as of February 18, 2016.

4.1	—	Registration Rights Agreement, dated as of February 18, 2016, by and between Enable Midstream Partners, LP and CenterPoint Energy, Inc.